Issuer Free Writing Prospectus Filed pursuant to Rule 433 Registration No.
333-184193 Dated: October 7, 2013

Equity Risk Premia

An Alternative Approach to Equity Market Beta

Motivation

--   Investors are increasingly aware of the need to diversify away from traditional assets

     --   Traditional portfolios of equities and bonds can be dominated by equity risk in times of market stress

-- Alternative investments have become a step toward the solution

     --   Allocation to alternatives can be diversifying, but may require a significant cost to access

     --   However, even the "Yale Model" of seeking diversification through allocation to alternative investments -- hedge funds, private equity funds, commodities and real estate -- proved ineffective during the most recent financial crisis

--   Is true diversification fundamentally unachievable?

--   Gradually, a new paradigm may be emerging -- diversification through investment in risk factors, or risk "premia"

     --   Old ideas, applied in new ways

     --   Capturing liquid, uncorrelated sources of return

     --   Simple, logical and well documented strategies

     --   Portfolios constructed to maximize diversification benefits

                                                                          Page 2

What Do We Mean By Risk Premia?

--   A premium generated for taking a certain type of risk

--   Persistent source of potential return that can be accessed systematically, also referred to as a risk factor or alternative beta

--   Some risk factors represent simple exposure to the excess return of an asset class, such as the equity risk premium or the credit risk premium

--   Others represent systematic investment in assets with certain characteristics or trading of related instruments to capture relative value:

     --   Equity investment strategies such as value, size and momentum

     --   Convertible arbitrage and merger arbitrage strategies

     --   Implied/realized volatility strategies

     --   Also present beyond the equity space, in strategies such as FX carry and rates term structure carry

--   Most well-known risk factors have been analyzed extensively in academic and practitioner literature

                                                                          Page 3

The Investment Universe

Market Risk, Alternative Beta and Alpha

--   The investment universe can be divided into three categories:

Alpha +
Alternative Beta +
Market Risk -- "Beta"

--   Pure alpha is what is left after market risk and alternative beta are accounted for

     --   A valuable manager is one who can provide alpha over and above the various beta premiums

     --   A valuable manager should be able to offer market timing expertise

--   A high management fee is justifiable for a valuable manager providing pure alpha, while efficient capture of market risk and alternative beta can be achieved without involving managers

--   The primary focus of DB's approach is efficient alternative beta captured in a cost-effective way

                                                                          Page 4

Identifying Risk Factors

--   When identifying risk factors for investment, it is important that they meet several criteria:

     --   Explainable: risk factors should have a strong basis for existence

     --   Persistent: there must be a rationale for the persistence of the risk factor

     --   Attractive risk/return: it is important for risk factors to have attractive return characteristics in isolation

     --   Unique: in the portfolio framework it is important to find uncorrelated sources of return -- risk factors should exhibit low correlations to traditional market betas and to other risk factors being considered for investment

     --   Accessible: risk factors must be accessible at a level of cost that is sufficiently low to avoid dilution of the return

--   The explanations for why a premium exists can generally be placed into one of the following:

     --   Risk-Based: The premium is a compensation for taking on a systematic risk

     --   Behavioral: The premium occurs due to persistent behavior of investors in the market place

     --   Structural: The premium results from industry structure, constraints or targets

     --   Often more than one of the categories apply to any one risk factor, and sometimes all three categories are applicable

                                                                          Page 5

Implementing Risk Factors

--   The key to efficient risk factor implementation is taking a disciplined and systematic approach -- skill lies in designing strategies that are simple and robust

--   Our approach is to isolate factors that meet the following criteria:

     --   Fully transparent: strategies are fully systematic and work within well-defined rules

     --   Liquid: strategies are designed to allow cost-efficient entry and exit to investors with no lock-ups

     --   Low cost: a well-defined systematic approach allows efficient transactions costs

     --   Flexible access: strategies can be accessed in a variety of formats --
          either funded or unfunded as a portfolio overlay and in a variety of wrappers

--   Portfolio construction then involves combining a range of these return generators that are designed to capture different sources of risk premium

--   By creating a portfolio of liquid risk factors it is possible to build a more diversified portfolio, thereby reducing drawdown risk and improving risk-adjusted returns

                                                                          Page 6

Equity Risk Premia
Examples

--   DB has surveyed a universe of well documented equity risk factors

--   Value

     --   The concept of value investing is founded on the belief that cheap stocks outperform expensive stocks in the long-run. The landmark
          Fama-French paper from 1992 identified a systematic approach to value investing

     --   An example of traditional measures of value are ratios such as
          Price-to-Earnings and Enterprise Value-to- EBITDA where investment are made into companies that are viewed as cheap

--   Growth

     --   Growth investing involves investing in stocks whose earnings are expected to grow at an above-average rate as compared to their industry or overall market

     --   Examples of measuring growth include 12-month trailing EPS growth, long-term EPS growth, current P/E vs. 5Y P/E and 12-month trailing dividend growth

--   Quality

     --   In reporting seasons, earnings quantity tends to get the most attention -- in reality though the quality of earnings is a better gauge of future earnings performance

     --   Accruals -- the difference between cash and accounting earnings -- can be a good inverse measure of earnings quality. Accrual earnings have been less reliable than cash earnings because they involve subjective judgments regarding the period in which revenues and expenses are recognized

     --   Academic research (Sloan) has highlighted that earnings performance related to accruals exhibits lower persistence than earnings attributed to cash flow

                                                                          Page 7

Equity Risk Premia
Examples (con't)

-- Momentum

     --   Prior stock returns have been shown to have explanatory power -- this temporal pattern in prices is referred to as momentum

     --   Jegadeesh and Titman (1993) show that a strategy that simultaneously buys past winners and sells past losers generates significant abnormal returns over holding periods of 3 to 12-months

-- Size

     --   The Fama-French (1992) paper argues that investors have historically received additional returns by investing in stocks of companies with relatively small market capitalization

-- Low Beta

     --   Historical long term studies (Baker) show that low volatility and low beta portfolios can offer combination of high average returns coupled with low drawdowns

     --   Explanations for structural alpha in low-risk stocks appear to be rooted in irrational investor behavior leading to market inefficiency

     --   Metrics used to monetize the low risk factor include realized volatility and market beta

                                                                          Page 8

Equity Risk Premia
Investment Choices

--   The following risk factors in particular have been found to generally display persistent and attractive risk-return characteristics:

     --   Value

     --   Low Beta

     --   Quality

     --   Momentum

-- Investors can look at investing in risk factors in multiple ways

-- One option would be to look at each individual risk factor

     --   Assess an existing portfolio for specific risk factor exposures

     --   Use individual risk factors to address over- or under-exposures in the portfolio

-- Another option is to allocate to a basket of investible risk factors

     --   The investor may benefit from low correlation between factors in the basket

     --   The correlation of the basket to the existing portfolio may also be low

                                                                          Page 9

# Equity Value Factor Index

## Retrospective Performance

## (BBG: DBGLSNVU)

### Performance



DB Equity Value Factor
MSCI World PR
4500
4000
3500
3000
2500
2000
1500
1000
500
0
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
↓ Live Index ↓

### Annual Returns



50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
DB Equity Value Factor
MSCI World PR
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013 YTD
CAGR

### Performance Analysis

| Jan 6, 2000 - Sep 30, 2013 | DB Equity Value Factor | MSCI World PR |
|---|---|---|
| Growth Over Period | 314.7% | 14.9% |
| Compounded Annual Growth | 10.9% | 1.0% |
| Annualised Daily Volatility | 9.5% | 17.2% |
| Sharpe Ratio (2.24%) | 1.15 | 0.06 |
| Worst drawdown | -20.5% | -59.1% |
| Average monthly return | 1.0% | 0.2% |
| Best monthly return | 13.8% | 10.9% |
| Worst monthly return | -9.9% | -19.0% |
| % of months with gains | 64.6% | 54.9% |
| Correlation | | 0.07 |

### 12-Month Volatility



DB Equity Value Factor
MSCI World PR
40%
35%
30%
25%
20%
15%
10%
5%
0%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
↓ Live Index

Note: The Value Index did not exist prior to July 1, 2013 (the "Live Date"). The Value Index has very limited performance history and no actual investment which allowed tracking of the performance of the Value Index was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on the Value Index would have been lower than the Value Index as a result of fees and/or costs. See Risk Factors for more information.
Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 10

# Equity Low Beta Factor Index

## Retrospective Performance

(BBG: DBGLSTBU)

### Performance



DB Equity Low Beta Factor
MSCI World PR
3000
2500
2000
1500
1000
500
0
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
↓ Live Index ↓

### Annual Returns



40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
DB Equity Low Beta Factor
MSCI World PR
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 YTD CAGR

### Performance Analysis

| Feb 7, 2000 - Sep 30, 2013 | DB Equity Low Beta Factor | MSCI World PR |
|---|---|---|
| Growth Over Period | 142.0% | 12.3% |
| Compounded Annual Growth | 6.7% | 0.9% |
| Annualised Daily Volatility | 7.2% | 17.2% |
| Sharpe Ratio (2.22%) | 0.92 | 0.05 |
| Worst drawdown | -26.9% | -59.1% |
| Average monthly return | 0.6% | 0.2% |
| Best monthly return | 5.1% | 10.9% |
| Worst monthly return | -7.3% | -19.0% |
| % of months with gains | 66.9% | 54.6% |
| | | |
| Correlation | | 0.34 |

### 12-Month Volatility



DB Equity Low Beta Factor
MSCI World PR
40%
35%
30%
25%
20%
15%
10%
5%
0%
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
↓ Live Index

Note: The Low Beta Index did not exist prior to July 1, 2013 (the "Live Date"). The Low Beta Index has very limited performance history and no actual investment which allowed tracking of the performance of the Low Beta Index was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on the Low Beta Index would have been lower than the Low Beta Index as a result of fees and/or costs. See Risk Factors for more information.

Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 11

# Equity Quality Factor Index
## Retrospective Performance
(BBG: DBGLSNQU)

### Performance



DB Equity Quality Factor
MSCI World PR
2500
2000
1500
1000
500
0
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Live Index

### Annual Returns



40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
DB Equity Quality Factor
MSCI World PR
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 YTD CAGR

### Performance Analysis

| Feb 7, 2000 - Sep 30, 2013 | DB Equity Quality Factor | MSCI World PR |
|---|---|---|
| Growth Over Period | 96.4% | 12.3% |
| Compounded Annual Growth | 5.1% | 0.9% |
| Annualised Daily Volatility | 7.2% | 17.2% |
| Sharpe Ratio (2.22%) | 0.70 | 0.05 |
| Worst drawdown | -24.2% | -59.1% |
| Average monthly return | 0.4% | 0.2% |
| Best monthly return | 8.1% | 10.9% |
| Worst monthly return | -7.1% | -19.0% |
| % of months with gains | 60.7% | 54.6% |
| Correlation | | -0.19 |

### 12-Month Volatility



40%
35%
30%
25%
20%
15%
10%
5%
0%
DB Equity Quality Factor
MSCI World PR
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Live Index

Note: The Quality Index did not exist prior to July 1, 2013 (the "Live Date"). The Quality Index has very limited performance history and no actual investment which allowed tracking of the performance of the Quality Index was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on the Quality Index would have been lower than the Quality Index as a result of fees and/or costs. See Risk Factors for more information.
Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 12

# Equity Momentum Factor Index

## Retrospective Performance

(BBG: DBGLSNMU)

### Performance



DB Equity Momentum Factor
MSCI World PR
1800
1600
1400
1200
1000
800
600
400
200
0
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
↓ Live Index ↓

### Annual Returns



40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
DB Equity Momentum Factor
MSCI World PR
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013 YTD
CAGR

### Performance Analysis

| Jan 9, 2001 - Sep 30, 2013 | DB Equity Momentum Factor | MSCI World PR |
|---|---|---|
| Growth Over Period | 34.2% | 28.6% |
| Compounded Annual Growth | 2.3% | 2.0% |
| Annualised Daily Volatility | 8.5% | 17.4% |
| Sharpe Ratio (1.90%) | 0.27 | 0.11 |
| Worst drawdown | -27.1% | -59.1% |
| Average monthly return | 0.2% | 0.3% |
| Best monthly return | 7.3% | 10.9% |
| Worst monthly return | -7.4% | -19.0% |
| % of months with gains | 55.9% | 55.3% |
| | | |
| Correlation | | -0.03 |

### 12-Month Volatility



DB Equity Momentum Factor
MSCI World PR
40%
35%
30%
25%
20%
15%
10%
5%
0%
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
↓ Live Index ↓

Note: The Momentum Index did not exist prior to July 1, 2013 (the "Live Date"). The Momentum Index has very limited performance history and no actual investment which allowed tracking of the performance of the Momentum Index was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on the Momentum Index would have been lower than the Momentum Index as a result of fees and/or costs. See Risk Factors for more information.

Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 13

# Effect of Combining Individual Risk Premia

— By combining risk factors, it is possible to achieve a significant diversification benefit and improved risk adjusted returns

Performance of Individual Risk Premia vs. a Risk Premia Basket



3000
2500
2000
1500
1000
500
0
DB Equity Value Factor
DB Equity Low Beta Factor
DB Equity Quality Factor
DB Equity Momentum Factor
DB Equity Risk Premia Portfolio
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013

Individual Risk Premia Correlations

| | Quality | Momentum | Low Beta |
|---|---|---|---|
| Value | 1.2% | -46.1% | -0.7% |
| Quality | | -19.0% | -1.9% |
| Momentum | | | 10.6% |

| Feb 20, 2002 - Sep 30, 2013 | DB Equity Risk Premia Portfolio | DB Equity Value Factor | DB Equity Low Beta Factor | DB Equity Quality Factor | DB Equity Momentum Factor |
|---|---|---|---|---|---|
| Growth Over Period | 81.5% | 142.7% | 89.0% | 43.0% | 23.5% |
| Compounded Annual Growth | 5.3% | 7.9% | 5.6% | 3.1% | 1.8% |
| Annualised Daily Volatility | 3.3% | 9.2% | 7.4% | 6.7% | 8.5% |
| Sharpe Ratio (1.73%) | 1.60 | 0.87 | 0.77 | 0.47 | 0.21 |
| Worst drawdown | -7.2% | -16.6% | -26.9% | -24.2% | -27.1% |
| Average monthly return | 0.4% | 0.7% | 0.5% | 0.3% | 0.2% |
| Best monthly return | 2.9% | 13.8% | 4.2% | 8.1% | 4.7% |
| Worst monthly return | -3.0% | -4.8% | -7.3% | -7.1% | -7.4% |
| % of months with gains | 75.5% | 61.9% | 65.5% | 59.7% | 55.4% |
| | | | | | |
| Correlation | | 0.30 | 0.63 | 0.45 | 0.28 |

The Risk Premia Basket contains the Equity Value, Equity Low Beta, Equity Quality and Equity Momentum factor indices. The factor indices are weighted proportionally to the inverse of their historical realized volatilities, rebalanced annually. Volatility is calculated on a rolling 1-year basis using daily returns.
Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 14

Portfolio Construction: Introduction

--   When constructing a diversified portfolio of investments we seek to:

--   Maximize the benefits of diversification and low correlation between portfolio constituents

--   Increase the likelihood of positive returns

--   Reduce the likelihood of significant losses

--   Equally weighting exposure across investments is an unbiased and simple approach but does not capture the full benefits of diversification where assets have different volatilities

--   One traditional tool for portfolio construction is mean-variance optimization (MVO)

--   However, MVO-based optimizations can be very sensitive to input parameters, so we tend to avoid this approach

--   A Risk Parity approach seeks to construct a portfolio that allocates risk evenly between its components

--   Although somewhat simplistic, Risk Parity avoids some of the sensitivity to inputs of other methods

                                                                         Page 15

Inverse Volatility Risk Parity

--   Risk Parity is a dynamic allocation mechanism which determines the weights of the portfolio components in such a way that the "risk" is distributed evenly among its components

--   "Risk distribution" is achieved by assigning a lower weight to components with a high historical volatility and a higher weight to components with a low historical volatility

Portfolio 1
   Asset    Volatility Equal Weight
----------- ---------- ------------
      A       40%          33.3%
----------- ---------- ------------
      B       20%          33.3%
----------- ---------- ------------
      C       10%          33.3%

[]   Equal nominal weights do not ensure equal risk allocation.

[]   Asset A dominates risk whereas Asset C contributes much less to the risk of the index.

Portfolio 2

Asset Volatility Risk Parity Weight A 40% 14.3% B 20% 28.6% C 10% 57.1%

[]   Risk Parity weights are proportional to the inverse of the volatility of each asset.

[]   Risk Parity methodology seeks to ensure that investment risk of the index is well distributed among its components.

                                                                         Page 16

Volatility Targeting

-- With the aim of stabilizing the volatility and also to create an index with a volatility comparable to a diversified hedge fund portfolio, we created the
DB Equity Risk Premia 5% VT Portfolio (the "Portfolio"), which targets an annualized volatility of 5%

-- On a monthly basis, we determine a risk-parity based allocation to the four individual risk factor indices (the "risk-parity basket")

-- We then calculate a hypothetical trailing 1-year volatility of the risk-parity basket

-- The Portfolio increases (or decreases) its overall exposure to the risk-parity basket such that the historical volatility would have equaled 5%

-- The exposure to the risk-parity basket is capped at 2 and floored at 0.5

                                                                         Page 17

# DB Equity Risk Premia 5% VT Portfolio

## Retrospective Performance

(BBG: DBGLRP5U)

### Performance


DB Equity Risk Premia 5% VT Portfolio
MSCI World PR
3000
2500
2000
1500
1000
500
0
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
Live Index

### Annual Returns


40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
DB Equity Risk Premia 5% VT Portfolio
MSCI World PR
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013 YTD
CAGR

### Performance Analysis

| Feb 20, 2002 - Sep 30, 2013 | DB Equity Risk Premia 5% VT Portfolio | MSCI World PR |
|---|---|---|
| Growth Over Period | 168.6% | 63.1% |
| Compounded Annual Growth | 8.9% | 4.3% |
| Annualised Daily Volatility | 4.9% | 17.5% |
| Sharpe Ratio (1.73%) | 1.80 | 0.25 |
| Worst drawdown | -8.5% | -59.1% |
| Average monthly return | 0.7% | 0.5% |
| Best monthly return | 4.2% | 10.9% |
| Worst monthly return | -3.5% | -19.0% |
| % of months with gains | 75.5% | 57.6% |
| Correlation | | 0.24 |

### 12-Month Volatility


40%
35%
30%
25%
20%
15%
10%
5%
0%
DB Equity Risk Premia 5% VT Portfolio
MSCI World PR
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
Live Index

Note: The Portfolio did not exist prior to September 30, 2013 (the "Live Date"). The Portfolio has very limited performance history and no actual investment which allowed tracking of the performance of the Portfolio was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on the Portfolio would have been lower than the Portfolio as a result of fees and/or costs. See Risk Factors for more information.
Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 18

DRAFT -- FOR INTERNAL USE ONLY
Implementation
The Impact of a Shift to Risk Premia

                                                                         Page 19

Reduction of Drawdowns

--   By diversifying away from traditional equity beta it is possible to construct a portfolio that significantly reduces drawdowns

--   The chart below shows the historical drawdowns of the Portfolio compared to a long equity exposure (MSCI World)

Drawdowns of DB Equity Risk Premia Portfolio compared to MSCI World
[GRAPHIC OMITTED]

Max Drawdown 8.5%
MSCI World PR
DB Equity Risk Premia 5% VT Portfolio
Max Drawdown 59%

Note: The Portfolio did not exist prior to September 30, 2013 (the "Live
Date"). The Portfolio has very limited performance history and no actual investment which allowed tracking of the performance of the Portfolio was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on the Portfolio would have been lower than the Portfolio as a result of fees and/or costs. See Risk
Factors for more information.
Source: Deutsche Bank, Bloomberg Finance L.P., 2013

                                                                         Page 20

# Implementation Example

— In this example, we proxy a basic 60% equity and 40% fixed income portfolio, and quantify the impact of a portfolio reallocation and the addition of a risk premia overlay

— We move 5% of the portfolio's notional from the equity allocation into cash and add a 25% risk premia allocation as an overlay

— Initial Portfolio:

| Investment | Proxy | Capital Allocation | Notional Exposure |
|---|---|---|---|
| Equity | MSCI World Index | 60% | 60% |
| Fixed Income | JPM Global Aggregate Bond Index | 40% | 40% |

— Reallocated Portfolio:

| Investment | Proxy | Capital Allocation | Notional Exposure |
|---|---|---|---|
| Equity | MSCI World Index | 55% | 55% |
| Fixed Income | JPM Global Aggregate Bond Index | 40% | 40% |
| Cash | DB Fed Funds Index | 5% | 5% |
| Risk Premia Overlay | DB Equity Risk Premia 5% VT Portfolio | 0% | 25% |

— The portfolios are total return, and rebalanced annually

Page 21

# Reallocation

## Shifting 5% from Equity into Cash and Overlaying Risk Premia

— We analyze the impact of reducing the existing equity exposure by 5% of portfolio notional and reallocating it into cash

— This risk reduction in the overall portfolio allows for an allocation to be made to DB Equity Risk Premia 5% VT Portfolio

— A 25% portfolio notional allocation to the risk premia overlay would have resulted in both an overall risk reduction and an improvement in returns


Impact of reallocating 5% of existing portfolio notional from equity into cash and then overlaying risk premia
350
300
250
200
150
100
50
0
Original Portfolio
Reallocated Portfolio with Risk Premia Overlay
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013

| Feb 20, 2002 - Sep 30, 2013 | Original Portfolio | Reallocated Portfolio with Risk Premia Overlay |
|---|---|---|
| Growth Over Period | 128.8% | 185.2% |
| Compounded Annual Growth | 7.4% | 9.4% |
| Annualised Daily Volatility | 10.5% | 10.0% |
| Sharpe Ratio (1.73%) | 0.54 | 0.77 |
| Worst drawdown | -36.4% | -33.2% |
| CAG/ Worst Drawdown (1.73%) | 0.16 | 0.23 |
| Average monthly return | 0.6% | 0.8% |
| Best monthly return | 7.1% | 6.4% |
| Worst monthly return | -12.1% | -10.7% |
| % of months with gains | 61.9% | 66.9% |

Note: The Portfolio used for calculating the reallocated portfolio with Risk Premia Overlay did not exist prior to September 30, 2013 (the "Live Date"). The Portfolio has very limited performance history and no actual investment which allowed tracking of the performance of the Portfolio was possible before the Live Date. All results with respect to the Portfolio and the reallocated portfolio with Risk Premia Overlay prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index or a portfolio will perform in the future. The performance of any investment product based on the Portfolio would have been lower than the Portfolio as a result of fees and/or costs.

Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 22

DRAFT -- FOR INTERNAL USE ONLY

Appendix I

Equity Risk Factors: In-Depth Analysis

                                                                         Page 23

DB Equity Value Factor

Introduction

--   The landmark paper on Value investing (in a systematic context) is the original Fama-French paper from 1992 which argued that cheap stocks outperform expensive stocks in the long-run

--   Explanations for the premium:

--   Risk-based: the Value premium is a rational phenomenon, which is priced in equilibrium, and represents compensation for systematic risk (exposure to financial distress, gearing, cash flow risk, volatility risk)

--   Behavioral: investor overreaction

--   Structural: money managers and pension funds gravitating towards successful growth-orientated names. VAR limits may prevent investors from accessing cheap assets

--   Risk-based explanations have significant support in academia. There has been increasing evidence of the Value premium being explained by modeling economic uncertainty (eg. Bali and Zhou (2012))

--   The Value premium has all the characteristics of a "true" premium: It is not confined to one market or geography; it is not limited to one size segment. Value strategies have been successful in sector and country selection. And finally, there is burgeoning evidence of a value premium across asset classes (for example, see "Value and Momentum Everywhere",
     Asness et al, 2010)

Source: Deutsche Bank

                                                                         Page 24

DB Equity Value Factor

Metrics

--   There are various valuation metrics that can be used to gauge the relative cheapness or expensiveness of a company

--   The DB Equity Value Factor scores stocks based on one defensive and one cyclical measure of value

--   Defensive: 12-month Trailing Dividend Yield

--   Cyclical: EV/EBITDA (the inverse, EBITDA/EV is used to score the stocks)

--   Why EV/EBITDA?

--   P/E ratios are impacted by a company's choice of capital structure;
     companies that raise money via debt will have lower P/E's than companies that raise an equivalent amount of money by issuing shares

--   Enterprise Value includes the value of debt

--   EBITDA excludes interest payments on that debt and also excludes the cost of upfront investments or capital expenditures which can make it a more appropriate measure of a business's underlying profit potential

                                                                         Page 25

DB Equity Value Factor

Sector Neutralization

--   Value tends to tilt toward specific sectors due to structural industry biases

--   For example: Technology vs. Financials vs. Industrials

--   Younger technology companies may have a smaller focus on earnings and dividend yields

--   Industrials may focus heavily on earnings

--   Financials may focus more on dividends

--   These sector biases are not necessarily reflective of relative value of the companies cross-sector

--   The Value score of each stock is adjusted to take into account the average score for that stock's sector, in order to mitigate the sector bias inherent in the value metrics

                                                                         Page 26

DB Equity Value Factor

Index Construction

--   For the MSCI World universe of stocks, we determine the 12-month Trailing
     Dividend Yield and EBITDA/EV

--   The metrics are then normalized and sector-adjusted to get a Value score

--   We rank the stocks according to their Value score

--   The universe is then divided into five quintiles based on that score

--   The stocks in the Top quintile (high Value score) constitute the Long Value basket, and the stocks in the Bottom quintile (low Value score) constitute the Short Value basket

--   The process is repeated every month and the stocks in both baskets are equally weighted

--   The Long and Short baskets are then combined to form the aggregated Value
     Factor

Source: Deutsche Bank

                                                                         Page 27

DB Equity Low Beta Factor

Introduction

--   The Low Beta anomaly is often considered to be one of the greatest anomalies in finance

--   Based on a 40-year study of stock returns between 1968 and 2008, Baker et
     al. (2011) find that low volatility and low beta portfolios offer an enviable combination of high average returns and small drawdowns

--   Although the anomaly has received renewed interest in recent years, it was actually pointed out decades ago (eg. Black, Jensen and Scholes (1972),
     Haugen and Baker (1991))

--   Explanations for the premium:

--   Behavioral and Structural: Attention bias and overconfidence

--   One of the main reasons behind the Low Beta premium are institutional constraints. Fixed- benchmark mandates (capitalization weighted) discourage investments in low-volatility stocks and are usually accompanied by leverage constraints

--   The Low Beta premium appears robust to time periods, geographies, and even asset classes, rendering it a powerful candidate for a consistent return source (Frazzini and Pedersen (2011))

--   Structural conditions suggest future persistence of the premium:

--   Popular benchmarking methods would inhibit many "smart" investors from exploiting it

--   For the low beta anomaly to erode significantly, either the market capitalization benchmark would need to be gradually abolished, or a separate allocation to low risk (low beta/low volatility) strategies would need to be made an essential part of strategic asset allocation frameworks

Source: Deutsche Bank

                                                                         Page 28

DB Equity Low Beta Factor

Beta Neutralization

--   A simple long-low-beta/short-high-beta strategy fails to generate abnormal returns, despite the long leg exhibiting significantly higher risk-adjusted returns compared to the short leg

--   A reason for this lies in the asymmetry of the volatilities of both legs, as well as the inherent negative beta exposure of the strategy

--   To mitigate the asymmetry, the exposure to the long leg is kept at 100%, and the exposure to the short leg is reduced to match the long leg's beta

Source: Deutsche Bank

                                                                         Page 29

DB Equity Low Beta Factor

Index Construction

--   On a monthly basis, the 5-year rolling market Beta of each stock is computed using daily returns.

The  market is represented by the MSCI World Equal Weight Index

--   We rank the stocks according to their Beta, low to high

--   The universe is then divided into five quintiles

--   The stocks in the Top quintile (low Beta) constitute the Long Beta basket, and the stocks in the Bottom quintile (high Beta) constitute the Short Beta basket

--   To address turnover control, the ranking is further split into deciles

--   If a stock's beta moves to an adjacent quintile, there is minimal impact on the strategy's profile

--   For existing constituents, unless its Beta moves below (above) the 4(th)
     (6(th)) decile, it will not be removed from the long (short) portfolio upon rebalancing

--   The process is repeated every month and the stocks in both baskets are equally weighted

--   To neutralize beta, the exposure to the Short basket is reduced by a factor equivalent to the ratio of the overall beta of the Long basket to the overall beta of the Short basket

--   The difference in exposure between the two baskets is made up by adding a cash component to the short basket

--   The Long basket and the Short basket are combined to create the aggregated
     Low Beta Factor

Source: Deutsche Bank

                                                                         Page 30

DB Equity Quality Factor

Introduction

--   The strength and composition of a company's balance sheet, the quality of its earnings, the ability of a company to generate profits, the rate at which it turns over its assets, and the reputation of its management could all be considered aspects of a company's "quality"

--   Explanations for the premium

--   Behavioral: There is an attention bias, investors tend to look more at earnings quantity versus earnings quality (Sloan, "Do Stock Prices Fully
     Reflect Information in Accruals and Cash Flow about Future Earnings?", The
     Accounting Review, July 1996)

--   From a rational expectations point of view, quality is about changing expectations of future cash flows, and changing perceptions of quality should be expected to move stock prices

--   The Quality anomaly seems to be a strong predictor of returns in international stock markets, across various time periods and market segments

Source: Deutsche Bank

                                                                         Page 31

DB Equity Quality Factor

Metrics

--   The DB Equity Quality Factor uses a measure of earnings quality and a measure of profitability

--   Earnings Quality: represented by Accruals as an inverse indicator

--   Profitability: represented by Return on Invested Capital

--   Accrual accounting attempts to match expenses with associated revenues, with a substantial amount of discretion left to managers

--   Revenues and expenses for a certain financial year can be recognized more or less aggressively with the consequence that subsequent years will depend on bookings from the previous years

--   The degree to which a company relies on accruals to boost net income results in lower quality earnings

--   Accruals are represented by the year on year Change in Net Operating
     Assets, normalized by the previous year's Net Operating Assets

--   Operating assets are calculated as the residual from total assets after subtracting financial assets, and operating liabilities are the residual amount from total assets after subtracting equity and financial liabilities

Source: Deutsche Bank

                                                                         Page 32

DB Equity Quality Factor

Sector Neutralization

--   Quality tends to tilt toward specific sectors due to structural industry biases

--   For example, industrial companies may operate businesses with stricter accounting rules with less potential for accruals, while technology or service companies may operate businesses with less strict accounting rules and more potential for accruals

--   These sector biases are not necessarily reflective of relative quality of the companies cross-sector

--   The Quality score of each stock is adjusted to take into account the average score for that stock's sector, in order to mitigate the sector bias inherent in the Quality metrics

                                                                         Page 33

DB Equity Quality Factor

Index Construction

--   For the MSCI World Universe of stocks, the accruals and profitability score are determined and then adjusted for sector

--   The normalized and sector-adjusted accruals score is then subtracted from the normalized and sector-adjusted profitability score to arrive at the final Quality score of the stock

--   The stocks are ranked according to their Quality score, high to low

--   The universe is then divided into five quintiles based on that score

--   The stocks in the Top quintile (high Quality score) constitute the Long
     Quality basket, and the stocks in the Bottom quintile (low Quality score)
     constitute the Short Quality basket

--   The process is repeated every month and the stocks in both baskets are equally weighted

--   The Long and Short baskets are then combined to form the aggregated Quality
     Factor

Source: Deutsche Bank

                                                                         Page 34

DB Equity Momentum Factor

Introduction

--   Prior stock returns have been shown to have explanatory power in the cross section of common stock returns (eg. Jegadeesh and Titman's (1993), Carhart
     (1997)) independent of market, size, or value factors. An abundance of empirical evidence in favor of the Momentum factor exists in the academic literature

--   Explanations for the premium:

--   Risk-Based: momentum profits represent reward for priced business cycle risk, and trends in the business cycle drive trends in prices (and vice versa). Momentum is related to economic distress risk and consumption risk
     -- Behavioral: initial under-reaction followed by over-reaction induces price trends. Overconfidence leads to extrapolation of past price trends --
     Structural: closet index tracking by fund managers (market indices exhibit momentum)

--   It is likely that none of the above explanations in their own right are adequate to explain the existence and persistence of this phenomenon over time.

--   Momentum is one of the strongest premiums/anomalies, which though less profitable over the past decade, still may persist in the future based on its pervasiveness across assets, geographies, and time periods

DB Equity Momentum Factor

Horizon Performance

--   First-11-Month Momentum, despite its popularization in both academic and investment circles following the Carhart (1997) publication, has remained the most profitable look-back window to define momentum stocks

--   The longer the look-back horizon the lower the turnover and transaction costs to the factor portfolio. All else equal, we give preference to the longer look-back horizon because it will require less turnover and, on average, impose less transaction costs

Return to momentum across different look-back horizons

Sharpe ratios across different look-back horizons

Source: Axioma, Bloomberg Finance LLP, Compustat, IBES, SandP, Thomson Reuters,
MSCI, BMI, Deutsche Bank

                                                                         Page 36

DB Equity Momentum Factor

Performance and Risk

--   The strong positive returns of momentum strategies are punctuated with strong reversals, or "crashes." Like the returns to the carry trade in currencies, momentum returns are negatively skewed

--   These drawdowns in the strategy coincide with periods of strong and sudden reversals in market sentiment or investor risk aversion

--   For example: the technology bubble crash starting in the spring of 2000;
     the re-risking episode after the end of the bear market at the end of 2002;
     the re-risking episode in the spring of 2009 following the financial crises

--   Additionally, the momentum portfolio will typically be concentrated in stocks with attributes that are common across relative winners (e.g.
     defensive stocks, growth stocks)

--   For example, when market sentiment is strong and investor risk appetite is high, Momentum strategies commonly have a strong tilt towards higher volatility stocks (e.g. technology bubble period); similarly, when investors are decreasing risk appetite, Momentum strategies will align themselves with a tilt towards less volatile stocks (e.g. early to end of
     2008)

DB Equity Momentum Factor

Risk Neutralization

--   According to academic research, momentum is to a great extent related to sector effects (Moskowitz and Grinblatt, 1999) as well as country exposures

--   Constraints on region and sectors mitigate the drawdown, but suppresses performance

--   We utilize a factor neutralization approach to reduce exposure to market beta/volatility

--   Our momentum metric is the traditional First-11-Month Momentum, uncontrolled for sector or region

--   We use idiosyncratic (stock-specific) volatility, measured as the volatility of each stock relative to a market, as a proxy for risk

-- We compute a risk-neutralized Momentum score incorporating each stock's momentum and idiosyncratic volatility and the relationship between that volatility and market momentum generally

Source: Deutsche Bank

                                                                         Page 38

DB Equity Momentum Factor Index Construction

--   Using the MSCI World universe, with total returns in USD, the risk-neutralized Momentum scores are calculated

--   Correlations and volatilities needed for the neutralization are computed based on 1-year rolling daily returns

--   The stocks are ranked according to their Momentum score, high to low

--   The universe is then divided into five quintiles based on that score

--   The stocks in the Top quintile (high Momentum score) constitute the Long
     Momentum basket

--   The process is repeated every month and the stocks in Long basket are equally weighted

--   The strategy is long the Long Momentum basket and short the benchmark (MSCI
     World)

                                                                         Page 39

Risk Factors

THE PORTFOLIO INDEX AND THE RISK PREMIUM INDICES ARE SUBJECT TO STRATEGY RISK
-- The Deutsche Bank Equity Risk Premia 5% VT Portfolio Index (the "Portfolio
Index") and Deutsche Bank Value Factor Index, Quality Factor Index, Low Beta
Factor Index and Momentum Factor Index (each a "Risk Premium Index") aim to generate returns by identifying persistent risk premia in the equity markets and implementing systematic strategies to access them. However, the risk premia may not persist and the Portfolio Index and the Risk Premium Indices Deutsche
Bank develop to access them may fail to generate positive returns associated with such risk premia.

THE PORTFOLIO INDEX AND THE RISK PREMIUM INDICES CONTAIN EMBEDDED COSTS -- The
Portfolio Index is subject to a deduction for the cost of hypothetically implementing the volatility controlled, "risk-parity" weighted portfolio of
Risk Premium Indices (the "Rebalancing Transaction Cost"). As a result of this deduction, the levels of the Portfolio Index will be lower than would otherwise be the case if such cost were not included. Because the Portfolio Index is linked to the performance of the weighted portfolio of four Risk Premium
Indices, any deduction of costs or fees from the levels of the Risk Premium
Indices will lower the level of the Portfolio Index. The calculation of each
Risk Premium Index includes a daily deduction for the sum of the cost of hypothetically implementing the notional long position and short position (if applicable) . The calculation of the notional long and short positions also include a cost deduction in connection with their monthly reconstitution. As a result of these deductions, the levels of the Risk Premium Indices will be lower than would otherwise be the case if such costs were not included. These deductions of costs and fees from the levels of the Risk Premium Indices are in addition to the Rebalancing Transaction Cost at the Portfolio Index level.

THE PORTFOLIO INDEX AND THE RISK PREMIUM INDICES HAVE VERY LIMITED PERFORMANCE
HISTORY -- Calculation of the Portfolio Index began on [September 26], 2013, and the calculation of each of the Risk Premium Indices began on July 1, 2013.
Therefore, the Portfolio Index and the Risk Premium Indices have very limited performance history and no actual investment which allowed tracking of the performance of the Portfolio Index or the Risk Premium Indices was possible before their respective live dates. The index performance data prior to their respective live dates shown in this presentation have been retrospectively calculated using historical data and the same methodologies as described above.
Although the Index Sponsor believes that these retrospective calculations represent accurately and fairly how these indices would have performed before their respective live dates, the Portfolio Index and the Risk Premium Indices did not, in fact, exist before their respective live dates. Furthermore, the index methodologies of the Portfolio Index or the Risk Premium Indices were designed, constructed and tested using historical market data and based on knowledge of factors that may have possibly affected their performance. The returns prior to their respective live dates were achieved by means of a retroactive application of such back-tested index methodologies designed with the benefit of hindsight. It is impossible to predict whether the Portfolio
Index and the Risk Premium Indices will rise or fall. The actual performance of these indices may bear little relation to their retrospectively calculated performance.

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF THE PORTFOLIO INDEX AND THE
RISK PREMIUM INDICES, MAY ADJUST EACH INDEX IN A WAY THAT AFFECTS ITS LEVEL AND
MAY HAVE CONFLICTS OF INTEREST -- Deutsche Bank AG, London Branch is the
sponsor of the Portfolio Index and the Risk Premium Indices (the "Index
Sponsor") and will determine whether there has been a market disruption event with respect to these indices. In the event of any such market disruption event, the Index Sponsor may use an alternate method to calculate the closing levels of the Portfolio Index and the Risk Premium Indices. The Index Sponsor
carries out calculations necessary to promulgate these indices and maintains some discretion as to how such calculations are made. In particular, the Index
Sponsor has discretion in selecting among methods of how to calculate the
Portfolio Index and the Risk Premium Indices in the event the regular means of determining these indices are unavailable at thetimea determination is
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the Portfolio Index and the Risk Premium Indices.

                                                                         Page 40

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                                                                         Page 41

Important Information

Backtested, hypothetical or simulated performance results presented herein have
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                                                                         Page 42

Important Information

NONE OF THE PORTFOLIO INDEX, ANY RISK PREMIUM INDEX (THE RISK PREMIUM INDICES,
TOGETHER WITH THE PORTFOLIO INDEX, THE "DB INDICES ") NOR ANY FINANCIAL PRODUCT
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to sponsor, endorse, market or promote any security without first contacting
MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

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